Exhibit 10.4

RELOCATION AND TRANSITION BENEFIT AGREEMENT

This Relocation and Transition Benefit agreement (the “Agreement”) is entered into effective September 28, 2026 (the “Effective Date”), by and between Richard Heppenstall (the “Executive”) and Carlsmed, Inc. (the “Company”).

WHEREAS, contemporaneously herewith, the Company and Executive are entering into an Employment Agreement pursuant to which the Company has offered to employ Executive;

WHEREAS, to support Executive’s employment transition and the establishment of a residence in a mutually agreed upon location in Southern California, the Company will provide Executive the Transition Benefit described herein;

WHEREAS, this Agreement sets forth the terms and conditions under which Executive may be required to repay a portion of the Transition Benefit (defined below);

WHEREAS, this Agreement is intended to comply with Section 16608 of the California Business and Professions Code and Section 926 of the California Labor Code to the extent applicable.

AGREEMENT

1.
Transition Benefit Payment. Provided that Executive commences employment with the Company and establishes a residence at a mutually agreed upon location in Southern California within twelve (12) months of the Effective Date, and subject to Executive’s timely submission of reasonable supporting documentation, the Company will provide Executive transition support in an aggregate amount not to exceed One-Hundred and Fifty Thousand Dollars ($150,000.00) (the “Transition Benefit”). The Company is willing to cooperate with Executive to help offset the costs associated with Executive’s transition, subject to the terms and conditions of this Agreement.

The Transition Benefit shall consist of the reimbursement of reasonable out-of-pocket relocation, housing setup and transition-related expenses, including but not limited to:

(a)
the purchase, rental, delivery and installation of furniture, household goods, appliances and home office technology or infrastructure;
(b)
lease or property acquisition costs, security deposits, lease break fees, broker or finder fees and utility hookup/connection fees;
(c)
packing, shipping, storage and insurance of personal property; and
(d)
travel and lodging expenses incurred by Executive and/or his family associated with property searches, temporary housing and transition commuting between residences.

The Company shall provide the Transition Benefit to Executive, less applicable taxes and withholdings, through the first payroll cycle following the Company’s receipt and approval of such documentation, in accordance with the Company’s standard payroll practices and expense reimbursement policies. For the avoidance of doubt, the specific categories of expenses enumerated above are explicitly deemed reasonable and approved under this Agreement.

2.
Deferral Option. Executive may elect to defer receipt of the Transition Benefit until the end of the Retention Period (as defined in Section 3 below) by providing written notice to the Company within five (5) business days of executing this Agreement. If Executive elects deferral, the Transition Benefit will be paid to Executive on the first payroll date following the expiration of the Retention Period, and no repayment obligation will apply. If Executive does not elect deferral, the Transition Benefit will be paid as set forth in Section 1, subject to the repayment terms in Section 4.
3.
Retention Period. The “Retention Period” is the 24-month period commencing on Executive’s start date with the Company.
4.
Repayment Obligation.
(a)
If Executive voluntarily resigns from employment with the Company or is terminated by the Company for Misconduct before the end of the Retention Period, Executive shall repay a pro-rata portion of the Transition Benefit actually received by Executive (the “Prorated Repayment Amount”), calculated as follows:

Prorated Repayment Amount = Transition Benefit Received × (Remaining Days in Retention Period ÷ Total Days in Retention Period)

(b)
For purposes of this Section, “Remaining Days in Retention Period” means the number of calendar days from Executive’s last day of employment through the end of the Retention Period.
(c)
If applicable, Executive shall repay the Prorated Repayment Amount within fourteen (14) days following Executive’s last day of employment or such other period mutually agreed by the parties in writing. The Company shall not charge interest on any repayment amount. Executive hereby requests that the Company first apply any final wages or other payments otherwise due to Executive at termination to offset and repay the Prorated Repayment Amount.
5.
Repayment Triggers.
(a)
Repayment Required. Executive shall be obligated to repay the Prorated Repayment Amount only if Executive’s separation from employment prior to the expiration of the Retention Period occurs under either of the following circumstances:
i.
Executive voluntarily resigns from employment with the Company at Executive’s sole election; or

ii.
The Company terminates Executive’s employment for Misconduct (as defined below).
(b)
Definition of Misconduct. For purposes of this Agreement, “Misconduct” shall have the same meaning as set forth in Section 1256 of the California Unemployment Insurance Code and its implementing regulations at California Code Regulations, Title 22, Sections 1256 through 1256-43, which generally requires a willful and wanton disregard of the employer’s interests, a deliberate violation of the employer’s rules, a disregard of standards of behavior that the employer has the right to expect of its employees, or negligence of such degree or recurrence as to manifest equal culpability, wrongful intent, or evil design. For the avoidance of doubt, the following shall not constitute Misconduct for purposes of this Agreement: (i) ordinary negligence or inadvertent acts; (ii) good faith errors in judgment; (iii) unsatisfactory job performance that does not rise to the level of a substantial breach of duty; (iv) off-duty conduct that does not directly and adversely affect the employer’s legitimate business interests; or (v) actions taken by Executive at the direction of or with the approval of the Company.
(c)
No Repayment If Involuntary Termination Without Misconduct. For the avoidance of doubt, Executive shall have no repayment obligation under this Agreement if Executive’s employment is terminated by the Company for any reason other than Misconduct.
(d)
No Repayment Following Expiration of Retention Period. If Executive remains employed through the expiration of the Retention Period, Executive shall have no repayment obligation of any kind with respect to the Transition Benefit, and this Agreement shall terminate automatically.
6.
Right to Consult an Attorney. Executive acknowledges that the Company has notified Executive of Executive’s right to consult with an attorney of Executive’s choosing before executing this Agreement.
7.
Consideration Period. Executive shall have at least five (5) business days from receipt of this Agreement to review and consider its terms before executing it.
8.
Separate and Independent Agreement. This Agreement is separate from and independent of any offer letter or employment agreement between Executive and the Company. The enforceability, validity, or termination of any such offer letter or employment agreement shall not affect the enforceability or validity of this Agreement, and vice versa.
9.
Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, and negotiations with respect to the Transition Benefit repayment obligation. This Agreement may not be modified except in a writing signed by both parties.

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EXECUTIVE ACKNOWLEDGES THAT:

•
Executive has been provided this Agreement and has had the opportunity to review it;
•
Executive has been notified of Executive’s right to consult with an attorney before signing;
•
Executive has had at least five (5) business days to consider this Agreement before signing; and
•
Executive has the option to defer receipt of the Transition Benefit until the end of the Retention Period, in which case no repayment obligation will apply.

[Signature Page Follows]

In Witness Whereof, the parties have executed this Agreement effective as of the Effective Date.

Carlsmed, Inc.

By:	/s/ Michael Cordonnier

Name:	Michael Cordonnier

Title:	Chief Executive Officer

Executive:

/s/ Richard Heppenstall

Richard Heppenstall